UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: January 29, 2020
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On January 30, 2020, Earthstone Energy, Inc. (the "Company") announced that its current Chairman, Chief Executive Officer and Principal Executive Officer, Mr. Frank A. Lodzinski, age 70, will be appointed by the Board of Directors of the Company (the “Board”) as Executive Chairman and its current President, Mr. Robert J. Anderson, age 57, will be appointed Chief Executive Officer, President and Principal Executive Officer of the Company, effective on April 1, 2020, at which time Mr. Lodzinski’s annual salary will be reduced from $500,000 to $250,000.

Mr. Anderson has served as President of the Company since April 2018 and prior to that served as Executive Vice President, Corporate Development and Engineering from December 2014 until his appointment as President. Mr. Anderson’s annual salary will remain unchanged, as well as all other executive officers of the Company.

There are no transactions to which the Company is or was a participant and in which Mr. Anderson has a material interest subject to disclosure under Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Anderson and any other person pursuant to which Mr. Anderson was appointed as an officer of the Company.

Approval of New Form of Award Agreements

On January 30, 2020, the Compensation Committee (the “Committee”) of the Board approved (i) the form of performance unit award agreement for executive officers that are granted performance units (the “Executive PSU Agreement”) pursuant to the Company’s Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”); (ii) the form of restricted stock unit award agreement for executive officers that are granted restricted stock units (the “Executive RSU Agreement”) pursuant to the Plan; and (iii) the form of restricted stock unit award agreement for members of the Board that are granted restricted stock units (the “Director RSU Agreement”) pursuant to the Plan. The Company expects to use the foregoing newly approved forms for future equity award grants under the Plan.

The description of the form of Executive PSU Agreement, Executive RSU Agreement and Director RSU Agreement contained in this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the form of Executive PSU Agreement, Executive RSU Agreement and Director RSU Agreement included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 29, 2020, the Company issued a press release providing an operations update and 2020 capital budget and guidance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Additionally, on January 29, 2020, the Company posted to its website a company presentation (the “Presentation Materials”) that management intends to use from time to time about the Company’s 2020 guidance. The Company may use the Presentation Materials, possibly with modifications, in presentations to current and potential investors, lenders, creditors, vendors, customers and others with an interest in the Company and its business.  A copy of the Presentation Materials is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

On January 30, 2020, the Company issued a press release announcing the transition of certain executive officers. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Performance Unit Agreement (Executive Management)
10.2	Form of Restricted Stock Unit Agreement (Executive Management)
10.3	Form of Restricted Stock Unit Agreement (Director)
99.1	Press Release dated January 29, 2020
99.2	Presentation Materials dated January 29, 2020
99.3	Press Release dated January 30, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: January 31, 2020	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration